OPTION TO PURCHASE COMMON STOCK OF
                              ACTIVISION, INC.


          THIS CERTIFIES that on June 30, 1998, Chad Koehler, (the "Optionholder") was granted an option (the "Option") to purchase from ACTIVISION, INC., a Delaware corporation (the "Company"), up to 20,000 shares of fully paid and non-assessable shares (the "Shares") of the Common Stock (par value $.000001 per share) of the Company at a purchase price per share of $10.00 (the "Purchase Price") at any time or from time to time prior to expiration (as provided in Section 14 hereof), such price and number of shares subject to the following terms and conditions:

          1. Definitions. As used in this Option, the following terms, unless the context otherwise requires, have the following meanings:

          (a) "Company" includes any corporation which shall succeed to or assume the obligations of the Company under this Option.

          (b) "Common Stock" when used with the reference to stock of the Company, means all shares, now or hereafter authorized, of the class of the Common Stock of the Company presently authorized and shares of any other class into which those shares may hereafter be changed.

          2. Exercise. This Option may be exercised or surrendered during the Optionholder's lifetime only by the Optionholder. THIS OPTION SHALL NOT BE TRANSFERABLE BY THE OPTIONHOLDER OTHERWISE THAN BY WILL OR BY THE LAWS OF DESCENT AND DISTRIBUTION.

          This Option shall vest and be exercisable as follows:

          (a) This Option shall be exercisable as to 4,000 Shares on and after June 30, 1999; as to an additional 4,000 Shares on and after June 30, 2000; and as to an additional 4,000 on each anniversary thereof until the Options shall be exercisable in full.

          (b) To exercise this Option, the Optionholder shall surrender this Option, with the form of notice of exercise attached hereto as Exhibit 1 duly executed, to the Company at its principal office, accompanied by payment in the amount obtained by multiplying the Purchase Price by the number of Shares designated in such notice.

          (c) Payment of Purchase Price. The Optionholder shall pay the Purchase Price in cash, in immediately available funds.

          3. Delivery of Stock Certificates. As soon as practical after full or partial exercise of this Option, the Company at its expense will use to be issued in the name of, and delivered to, the Optionholder, a certificate or certificates for the number of fully paid and nonassessable Shares to which the Optionholder shall be entitled upon such exercise, together with any other securities and property to which the Optionholder is entitled upon such exercise, under the terms of this Option. No fractional shares will be issued upon exercise of rights to purchase under this Option. If upon any exercise of this Option a fraction of share results, the Company will pay the cash value of that fractional share, calculated on the basis of the fair market value (as determined by the Board of Directors of the Company) as of the date of exercise.

          4.   Antidilution Provisions.

          (a) Stock Splits and Combinations. If the Company shall at any time subdivide or combine its outstanding Shares, this Option shall, after such subdivision or combination, evidence the right to purchase the number of Shares that would have been issuable as a result of such change with respect to the Shares which were purchasable under this Option immediately before such subdivision or combination becomes effective.

          (b) Reclassification Exchange or Substitution. If the Shares issuable upon exercise of this Option shall be changed into the same or different number of shares of any other class or classes of shares, whether by capital reorganization, reclassification, exchange or otherwise (other than a subdivision or combination of shares as provided for above), the holder of this Option shall on its exercise be entitled to purchase, in lieu of the Shares which the Optionholder would have become entitled to purchase but for such change, a number of shares of such other class or classes of stock equivalent to the number of Shares that would have been subject to purchase by the Optionholder on exercise of this Option immediately before such change.

          (c) Reorganization, Merger, Consolidation or Sale of Assets. In the event of a proposed dissolution or liquidation of the Company, or in the event of a proposed sale of all or substantially all of the shares or assets of the Company, or the merger of the Company with or into another corporation and the Company is not the surviving corporation, the Company shall give the Optionholder not less than ten (10) days prior notice thereof and this Option will terminate upon the effectiveness of such action, unless otherwise provided by the applicable sale or merger agreement.

          (d) Notice of Adjustments. The Company shall give notice of each adjustment or readjustment of the Purchase Price or the number of Shares or other securities issuable upon exercise of this Option to the Optionholder at the Optionholder's address as shown on the Company's books.

          (e) No Change. The form of this Option need not be changed because of any adjustment in the Purchase Price or in the number of Shares purchasable upon its exercise. A Option issued after any adjustment upon any partial exercise or in replacement may continue to express the same Purchase Price and the same number of Shares (appropriately reduced in the case of partial exercise) and such Purchase Price and number of shares shall be considered to have been so changed as of the close of business on the date of adjustment.

          5. Replacement. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Option and, in the case of loss, theft or destruction, on delivery of any indemnity agreement or bond reasonably satisfactory in form and amount to the Company, or in the case of mutilation, surrender and cancellation of this Option, the Company at its expense will execute and deliver, in lieu of this Option, a new Option of like tenor.

          6. Withholding. In the event that the Optionholder elects to exercise this Option or any part thereof, and if the Company shall be required to withhold any amounts by reason of any federal, state or local tax laws, rules or regulations in respect of the issuance of Shares to the Optionholder pursuant to the Option, the Company shall be entitled to deduct and withhold such amounts from any payments to be made to the Optionholder. In any event, the Optionholder shall make available to the Company promptly when requested by the Company sufficient funds to meet the requirements of such withholding; and the Company shall be entitled to take and authorize such steps as it may deem advisable in order to have such funds available to the Company out of any funds or property due or to become due to the Optionholder.

          7. Reservation of Shares. The Company hereby agrees that at all times there shall be reserved for issuance and/or delivery upon exercise of the Option such number of Shares as shall be required for issuance or delivery upon exercise hereof.

          8. No Rights as Optionholder. Nothing contained herein shall be construed to confer upon the Optionholder any right to be continued in the employ of the Company or as a director of the Company or derogate from any right of the Company to retire, request the resignation of, or discharge the Optionholder at any time, with or without cause. The Optionholder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or in equity, and the rights of the Optionholder are limited to those expressed herein and are not enforceable against the Company except to the extent set forth herein.

          9. Registration; Legend. The Company may postpone the issuance and delivery of Shares upon any exercise of the Option until (a) the admission of such Shares to listing on any stock exchange or exchanges on which Shares of the Company of the same class are then listed and (b) the completion of such registration or other qualification of such Shares under any state or federal law, rule or regulation as the Company shall determine to be necessary or advisable. The Optionholder shall make such representations and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company, in light of the then existence or non-existence with respect to such Shares of an effective Registration Statement under the Securities Act of 1933, as amended, to issue the Shares in compliance with the provisions of that or any comparable act.

          The Company may cause the following legend to be set forth on each certificate representing Shares or any other security issued or issuable upon exercise of the Option unless counsel for the Company is of the opinion as to any such certificate that such legend is unnecessary:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS ESTABLISHED BY AN OPINION FROM COUNSEL TO THE COMPANY.

          10. Amendment: The Board of Directors of the Company may, with the consent of the Optionholder, at any time or from time to time amend the terms of this Option.

          11. Notices. Any notice which either party hereto may be required or permitted to give to the other shall be in writing, and may be delivered personally or by mail, postage prepaid, or overnight courier, addressed as follows: if to the Company, at its office at 3100 Ocean Park Boulevard, Santa Monica, California 90405, or at such other address as the Company by notice to the Optionholder may designate in writing from time to time; and if to the Optionholder, at the address shown below his signature on this Option Certificate, or at such other address as the Optionholder by notice to the Company may designate in writing from time to time. Notices shall be effective upon receipt.

          12. Governing Law. This Option shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

          13. Interpretation: A determination of the Board as to any questions which may arise with respect to the interpretation of the provisions of this Option shall be final and binding.

          14. Expiration. The right to exercise this Option shall expire at the close of business on June 30, 2008; provided, however, that if the Optionholder shall cease to be an employee of the Company or its subsidiaries for any reason prior thereto, the Optionholder may, but only within 30 days (or such other period of time as the Board of Directors of the Company may determine) after the date the Optionholder ceases to be an employee (the "Employment Termination Date"), exercise this Option to the extent that the Optionholder was entitled to exercise it at the Employment Termination Date. Any Options that have not vested and have not yet become exercisable as of the Employment Termination Date under Section 2(a) shall terminate and shall not be exercisable.

          IN WITNESS WHEREOF, the parties have executed this Option Certificate as of the date set forth above.


                                   ACTIVISION, INC.


                                   By:________________________
                                      Name:
                                      Title:
ACCEPTED:

______________________________
          Optionholder

______________________________
          Address

______________________________
City      State     Zip Code

Social Security Number: __________________